Exhibit 4.30

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Double asterisks denote omissions.

DATED 20 September 2017

(1) THE CHANCELLOR MASTERS AND SCHOLARS OF THE UNIVERSITY OF OXFORD

- and -

(2)  SUMMIT THERAPEUTICS PLC

- and –

(3) OXFORD UNIVERSITY INNOVATION LIMITED

THIRD VARIATION AGREEMENT

relating to the Agreement for the Sponsorship of a Research Programme for the development of small molecule modulators of utrophin for the treatment of Duchenne Muscular Dystrophy dated 22 November 2013

THIS AGREEMENT (the "Third Variation Agreement") is dated ___20 September____ 2017 (the "Variation Date")
BETWEEN:-

(1)	THE CHANCELLOR MASTERS AND SCHOLARS OF THE UNIVERSITY OF OXFORD, whose administrative office is at University Offices, Wellington Square, Oxford, OX1 2JD (the "University"); and

(2)
SUMMIT THERAPEUTICS PLC, a public limited company incorporated in England and Wales with company number 05197494 whose address is 85b Park Drive, Milton Park, Abingdon, Oxfordshire, OX14 4RY (the "Sponsor"); and

(3)
OXFORD UNIVERSITY INNOVATION LIMITED, a private limited company incorporated in England and Wales with company number 02199542, whose registered office is at University Offices, Wellington Square, Oxford, OX1 2JD ("OUI"),

each a "Party" and together the "Parties".
RECITALS

(A)
The Parties entered into an agreement for the sponsorship of a research programme relating to the development of small molecule modulators of utrophin for the treatment of Duchenne Muscular Dystrophy dated 22 November 2013 (the "Agreement").

(B)	The Agreement was amended by way of a variation dated 16 July 2014 (the "Variation Agreement").

(C)	The Agreement was further amended by way of a variation dated 16 November 2015 (the “Second Variation Agreement”).

(D)	On 16 June 2016, Isis Innovation Limited changed its name to Oxford University Innovation Limited.

(E)
The Parties now wish to increase the level of research support and funding by: (i) £[**] to allow the University to employ [**]; (ii) £[**] to provide for the reimbursement of equipment to the University; and (iii) £[**] to allow an [**] to be employed for [**].

NOW IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	The terms defined in the Agreement shall have the same meanings when used in this Third Variation Agreement unless specifically indicated otherwise.

1.2	A reference to this Third Variation Agreement shall include any Schedules.

1.3	The words "include", "including", or "in particular" are deemed to have the words "without limitation" following them.

2.	VARIATION

2.1	With effect from the Variation Date of this Third Variation Agreement, the Parties agree the following amendments to the Agreement:

The text of Schedule 3 of the Agreement is amended as follows, where deletions are shown in struck through text and additions are shown in underlined text:

Date for Payment by the Sponsor	Amount (excluding VAT): £sterling
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
TOTAL PAYABLE	~~£4,333,132~~ £4,630,524.06

The sums payable by the Sponsor between the [**] of the Agreement and [**] of the Agreement, inclusive, are to be used to fund a minimum of [**]. A minimum of [**] and a minimum of [**].
The Parties agree that the sum payable by the Sponsor on [**] shall include a sum of £[**], and sums payable on each of [**] shall each include an amount of £[**] to fund the employment of [**]. Should [**] cease to be engaged on the Project earlier than [**], the University shall promptly notify the Sponsor and payments on the relevant above-mentioned dates shall be reduced accordingly. Additionally: (i) sums payable in [**] shall include amounts of £[**] in respect of reimbursement of the University for equipment costs; and (ii) sums payable in [**] shall each include an amount of £[**] to fund the employment of an [**]. For the avoidance of doubt, payments in [**] shall be £[**] respectively.
It is noted that the £[**] is not included in the above figures.
Should the Extension Option be exercised so that the Project Period is extended to 22 November 2020, then the following sums will also become payable:

Date for Payment by the Sponsor	Amount (excluding VAT): £ sterling
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
TOTAL PAYABLE UNDER THE EXTENSION OPTION	830,000

3.	GOVERNING LAW AND JURISDICTION

3.1
This Third Variation Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

3.2
The Parties irrevocably agree that the courts of England and Wales have exclusive jurisdiction to settle any dispute or claim arising out of in connection with this Third Variation Agreement or its subject matter or its formation (including non-contractual disputes or claims).

IN WITNESS of this Agreement, the Parties have executed this Agreement through their duly authorised representatives.

SIGNED for and on behalf of THE CHANCELLOR MASTERS AND
SCHOLARS OF THE UNIVERSITY
OF OXFORD:-

Name: Dr. Dan Blakey

Title: Deputy Head of Research Services (Science Area) University of Oxford

Date: 14 Sept 2017

) ) ) )	/s/ Dr. Dan Blakey ____________________________

SIGNED for and on behalf of SUMMIT THERAPEUTICS PLC:- Name: Glyn Edwards Title: Chief Executive Officer Date: 20 Sept 2017	) ) )	/s/ Glyn Edwards ____________________________
SIGNED for and on behalf of OXFORD UNIVERSITY INNOVATION LIMITED :- Name: Dr. Adam Stoten Title: Chief Operating Officer Date: 15 Sept 2017	) ) )	/s/ Dr. Adam Stoten ____________________________